SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 2, 2004

Multi-Color Corporation

(Exact name of registrant as specified in charter)

Ohio (State or other jurisdiction of incorporation)	0-16148 (Commission File Number)	31-1125853 (IRS Employer Identification No.)

425 Walnut Street, Suite 1300, Cincinnati, Ohio (Address of principal executive offices)	45202 (Zip Code)

Registrant’s telephone number, including area code 513/381-1480

(Former name or former address, if changed since last report)

Item 5.	Other Events

On March 2, 2004, Multi-Color Corporation (“Company”), announced a change in the management of the Company’s Packaging Services Division – Quick Pak due to the resignation of Gordon Bonfield, President of the Division. Mr. Bonfield will remain a director of the Company. A copy of the press release issued by the Company regarding the change is filed herewith as Exhibit 99.1.

Exhibits:

Exhibit No.	Description of Exhibit

99.1	Copy of Press Release, dated March 2, 2004, issued by the Company, publicly announcing the actions reported therein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

By:	/s/ Dawn H. Bertsche

Name:	Dawn H. Bertsche
Title:	Vice President Finance, Chief Financial Officer
Date:	March 4, 2004